Exhibit 10.13

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (this “Amendment”) is made as of March 23, 2021, by and among Accolade, Inc. (“Borrower”), MD Insider, Inc., the financial institutions signatory hereto (the “Lenders”) and Comerica Bank, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.Borrower, Agent and Lenders entered into that certain Credit Agreement, dated as of July 19, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.Agent and the Lenders have agreed to make certain amendments to the Credit Agreement, all as set forth in this Amendment and subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.	The following definitions in Section 1.1 of the Credit Agreement are amended and restated as follows:

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases; provided that, Permitted Convertible Indebtedness shall not constitute Equity Interests; it being agreed that any common stock or other equity securities into which Permitted Convertible Indebtedness is converted into or exchanged for shall constitute Equity Interests.

“Hedging Transaction” shall mean each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing); provided that the following shall not constitute “Hedging Transactions”: (a) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries, (b) any stock option or warrant agreement for the purchase of Equity Interests of the Borrower, and (c) Permitted Equity Derivative Transactions.

2.	The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Permitted Convertible Indebtedness” shall mean unsecured Indebtedness of the Borrower that (a) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type (as determined by the Borrower in good faith), and (b) is convertible or exchangeable into shares of common stock of the Borrower (or other securities of a successor Person following merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that (i) such Permitted Convertible Indebtedness shall have a stated final maturity date that is no earlier than the date 180 days after the Revolving Credit Maturity Date (the “Earliest Date”), (ii) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such Indebtedness (whether into cash, shares of common stock in the Borrower or any combination thereof), the occurrence of an event of default or a “fundamental change” or following the Borrower’s election to redeem such notes) prior to the Earliest Date, and (iii) no Subsidiary that is not a Credit Party shall have Guarantee Obligations with respect to obligations of the Borrower thereunder.

“Permitted Equity Derivative Transaction” shall mean any forward purchase, accelerated share repurchase, call option, warrant or other derivative transaction relating to Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower) purchased or sold by Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of Borrower (or such other securities or property), cash or a combination thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that (a) the aggregate net purchase price for such Permitted Equity Derivative Transactions does not exceed the net cash proceeds received by Borrower from the sale of the Permitted Convertible Indebtedness in connection with which such Permitted Equity Derivative Transactions were entered into, and (b) the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Borrower in good faith).

3.	Section 8.1 of the Credit Agreement is amended by adding new clauses 8.1(q) and (r) as follows:

“(q)Permitted Convertible Indebtedness and any refinancings, refundings, renewals or extensions thereof so long as such Indebtedness continues to qualify as Permitted Convertible Indebtedness; and

(r)to the extent constituting Indebtedness, any Permitted Equity Derivative Transaction.”

4.	Section 8.4 of the Credit Agreement is amended by adding a new clause 8.4(n) as follows:

“(n)(i) the sale of any Permitted Convertible Indebtedness by the Borrower, (ii) the entry into any Permitted Equity Derivative Transaction by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness, (iii) the settlement, unwinding or termination of any Permitted Equity Derivative Transaction, or (iv) the issuance of Equity Interests pursuant to the conversion or exchange of Permitted Convertible Indebtedness or the settlement, unwinding or termination of any Permitted Equity Derivative Transaction.”

5.	Section 8.5 of the Credit Agreement is amended by adding a new clause 8.5(e) as follows:

“(e)any payment (including payment of any premium) or delivery with respect to, or early unwind or settlement or termination of, any Permitted Equity Derivative Transaction.”

6.	Section 8.7 of the Credit Agreement is amended by adding a new clause 8.7(m) as follows:

“(m)Investments in Permitted Equity Derivative Transactions.”

7.	Section 8.11 of the Credit Agreement is amended and restated in its entirety as follows:

“(a)Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt, provided, however, that the applicable Credit Party may make payments in respect of the Escalate Subordinated Debt, but only to the extent permitted under the Escalate Subordinated Debt Documents and the Escalate Subordination Agreement.

“(b)So long as any Revolving Credit Advances are outstanding at such time, make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or payment of interest in cash on any Permitted Convertible Indebtedness in excess of $20,000,000 in any Fiscal Year (excluding any cash in lieu of fractional shares and/or accrued and unpaid interest, if any, on such Permitted Convertible Indebtedness); provided, however, that (i) so long as the Liquidity of Borrower and its Subsidiaries is at least $100,000,000 or more, Borrower and its Subsidiaries may make any such cash prepayment (whether optional or mandatory), repurchase, redemption, defeasance or payment of interest on any Permitted Convertible Indebtedness in an amount up to, and including, $25,000,000 in any Fiscal Year; and (ii) Borrower and its Subsidiaries may make any such cash prepayment (whether optional or mandatory), repurchase, redemption or defeasance on any Permitted Convertible Indebtedness in an unlimited amount exclusively using proceeds of a substantially concurrent refinancing or replacement of such Permitted Convertible Indebtedness permitted pursuant to Section 8.1(q). For the avoidance of doubt, this Section 8.11(b) shall not apply to nor restrict any conversions of Permitted Convertible Indebtedness settled in whole or in part in cash pursuant to the terms of such Permitted Convertible Indebtedness.”

8.	This Amendment shall become effective (according to the terms hereof) on the date (the “Fifth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:
a.

Agent shall have received via facsimile or PDF (followed by the reasonably prompt delivery of original signatures after the Fifth Amendment Effective Date) counterpart originals of this Amendment, in each case duly executed and delivered by Agent, Borrower, the other Credit Parties party hereto and the Lenders.

b.

Agent shall have received payment of all fees and out of pocket expenses incurred in connection with this Amendment and invoiced in full to Borrower prior to the date hereof (including, without limitation, legal fees, and the fee set forth in Section 9 below).

9.	In consideration of this Amendment, Borrower shall pay to Agent, an amendment fee of $15,000, which fee shall be earned, due and payable on the Fifth Amendment Effective Date.
10.

Borrower hereby certifies to the Agent and the Lenders as of the Fifth Amendment Effective Date that (a) execution and delivery of this Amendment and the performance by each of the Credit Parties of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the Fifth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (c) there have been no changes to any Credit Party’s constitutional documents since August 21, 2020, and (d) on and as of the Fifth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

11.

Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

12.

MD Insider, Inc., party to that certain Guaranty, dated as of September 17, 2019 (the “Guaranty”) hereby ratifies and confirms its obligations under the Amended Credit Agreement and the applicable Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of this Amendment, subject to no setoff, defense or counterclaim. MD Insider, Inc. confirms that this reaffirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future amendments or extensions of additional credit to Borrower.

13.

Borrower and each other Credit Party hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any other Credit Party, or any other party or any right, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

14.	Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.
15.	This Amendment is a Loan Document.
16.	This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.
17.

AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OF THE CREDIT PARTIES HEREBY RELEASES AGENT, EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS,

ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY AGENT OR ANY LENDER UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH AGENT AND/OR ANY LENDER AND ALL OTHER OBLIGATIONS OF ANY NATURE OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY CREDIT PARTY HAS OR MAY HAVE HAD WITH AGENT OR ANY LENDER AT ANY TIME AND FOR ANY REASON.

It is understood by each of the Credit Parties and it is each Credit Party’s intention that the release set forth in the preceding paragraph (the “Release Paragraph”) shall be effective as a full and final accord and satisfactory release of each and every matter specifically referred to in the Release Paragraph. In furtherance of this intention, each Credit Party acknowledges that it is familiar with, and upon advice of counsel, does hereby waive, any and all rights they may have or acquired under California Civil Code Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

18.	This Amendment shall be construed in accordance with and governed by the laws of the State of California.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
as Administrative Agent and a Lender

By:
Walter Weston
Its:	Senior Vice President

WESTERN ALLIANCE BANK,
as Lender

By:

Its:	Relationship Manager

ACCOLADE, INC., as
Borrower

By:
Its:	Chief Financial Officer

MD INSIDER, INC., as
Guarantor

By:
Its:	President